Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is dated as of February 6, 2015, by and among EXCO RESOURCES, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement as amended herein (as defined below).

WITNESSETH:

WHEREAS, Borrower, the Guarantors, Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 31, 2013 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement” and as further amended by this Amendment, the “Credit Agreement”); and

WHEREAS, Administrative Agent, the Lenders, Borrower and the Guarantors desire to amend the Existing Agreement as provided herein upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, the Guarantors, Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Additional Definitions. The following cross references to definitions contained in the Credit Agreement shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Fourth Amendment Effective Date” means February 6, 2015.

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDAX for such period to (b) Consolidated Interest Expense for such period.

“Second Lien Debt” means Indebtedness for borrowed money and secured by Liens on substantially the same Collateral securing the Obligations but expressly subordinate (such subordination shall be on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders) to the Liens securing the Obligations; provided that (a) the non-default interest rate on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for

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similarly situated credits at the time such Indebtedness is incurred, (b) the final stated maturity date of such Indebtedness is not earlier than one hundred eighty (180) days after the Revolving Maturity Date (as in effect on the date of issuance of such Indebtedness, (c) such Indebtedness does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date and (d) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

“Second Lien Debt Documents” means the intercreditor agreement (on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders), promissory notes, security documents, second lien credit agreement, guarantees and all other documents or instruments executed and delivered by any Credit Party in connection with and pursuant to, the incurrence of Second Lien Debt.

“Senior Secured Indebtedness” means, at any date, Consolidated Funded Indebtedness that is secured by, or intended to be secured by, a Lien permitted pursuant to clauses (a), (c), (d) and (e) of Section 7.02, but excluding any Subordinated Indebtedness that is unsecured or intended to be unsecured.

“Subordinated Indebtedness” means any Indebtedness of any Person the payment of which is subordinated to the payment of the Obligations to the written satisfaction of the Administrative Agent.

1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read follows:

“Approved Petroleum Engineer” means Lee Keeling & Associates, Netherland Sewell & Associates, Inc., Ryder Scott Petroleum Consultants or any other reputable firm of independent petroleum engineers selected by the Borrower and approved by the Administrative Agent and the Required Revolving Lenders which approval shall not be unreasonably withheld.

“Consolidated Funded Indebtedness” means, as of any date and without duplication, Indebtedness of the Borrower and the Restricted Subsidiaries of the type described in clauses (a), (b), (c), (d), (e), (f), (g), or (h) of the definition of Indebtedness, minus Surplus Cash.

“Consolidated Leverage Ratio” means the ratio of (A) Consolidated Funded Indebtedness as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on the last day of such fiscal quarter; provided that, Consolidated EBITDAX for the four fiscal quarter period ending December 31, 2016 shall be Consolidated EBITDAX for fiscal quarter ending on December 31, 2016 multiplied by 4.00, Consolidated EBITDAX for the two fiscal quarter periods ending March 31, 2017 shall be Consolidated EBITDAX for such period multiplied by 2.00, Consolidated EBITDAX for the three fiscal quarter period ending June 30, 2017 shall be Consolidated EBITDAX for such period multiplied by 4/3.

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“Disqualified Stock” means any Equity Interest, which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, on or prior to the Revolving Maturity Date.

“Material Indebtedness” means Indebtedness under the Senior Notes and Second Lien Debt (and, in each case, any Permitted Refinancing thereof) and any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Guarantor in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Guarantor would be required to pay if such Swap Agreement were terminated at such time.

“Permitted Refinancing” means any Indebtedness of any Credit Party and Indebtedness constituting Guarantees thereof by any Credit Party, incurred or issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund (a) any existing Senior Notes, in whole or in part, from time to time, including the refinancing or replacement of such existing Senior Notes with the Net Cash Proceeds of Second Lien Debt; provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not result in the principal amount of such Indebtedness exceeding the amount permitted under Section 7.01(h) (plus the amount of any premiums, accrued and unpaid interest, fees and expenses incurred in connection therewith), (ii) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to a date that is at least one year after the Revolving Maturity Date (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the applicable Indenture), (iii) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred, (iv) no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (v) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all of the Obligations, the subordination provisions contained therein are either (x) at least as favorable to the Secured Parties as the subordination provisions contained in the existing Senior Notes or (y) reasonably satisfactory to the Administrative Agent and the Majority Lenders and (b) any Second Lien Debt, in whole or in part, from time to time; provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the discounted principal amount of such Permitted Refinancing) does not result in the principal amount of such Indebtedness exceeding the amount

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permitted under Section 7.01(h) (plus the amount of any premiums, accrued and unpaid interest, fees and expenses incurred in connection therewith), (ii) such Permitted Refinancing does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date, and (ii) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption or Lender Certificate pursuant to which such Lender shall have assumed or agreed to provide its Revolving Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of such Lender delivering a Lender Certificate pursuant to Section 2.03(a), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04; provided that any Lender’s Revolving Commitment shall not at any time exceed such Lender’s Applicable Percentage of the Available Borrowing Base then in effect. The initial amount of each Lender’s Revolving Commitment is set forth on the Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of the Fourth Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $725,000,000.

“Senior Notes” means, the (i) 7.50% Senior Notes due 2018 issued pursuant to the Indenture and any supplements thereto and the 8.50% Senior Notes due 2022 issued pursuant to the same base Indenture governing the 7.50% Senior Notes due 2018 and the supplement thereto with respect to the 8.50% Senior Notes due 2022, (ii) all additional senior unsecured notes, senior subordinated notes, or other Indebtedness not to exceed the principal amount permitted under Section 7.01(h); provided that (a) the terms of such Indebtedness (other than the 7.50% Senior Notes due 2018 outstanding as of the date hereof) do not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to a date that is at least one year after the Revolving Maturity Date, (except for any offer to redeem such Indebtedness (including the 7.50% Senior Notes due 2018 and the 8.50% Senior Notes due 2022) required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the applicable Indenture) (b) such Indebtedness is unsecured, (c) the non-default interest rate on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Indebtedness is issued, (d) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (e) with respect to any such Indebtedness evidenced by senior subordinated notes, such notes, are expressly subordinate to the payment in full of and to all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders.

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“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below, (b) any Subsidiary of an Unrestricted Subsidiary, (c) EBG Acquisition and any of its Subsidiaries, (d) Bonchasse Land Company, LLC, a Louisiana limited liability company and any of its Subsidiaries, (e) the Marcellus JV Operator and any of its Subsidiaries and (f) the Marcellus Midstream Owner and any of its Subsidiaries. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation or at any time thereafter (i) is a Material Domestic Subsidiary, (ii) owns Oil and Gas Interests included in the Borrowing Base Properties or (iii) guarantees, or is a primary obligor of, any indebtedness, liabilities or other obligations under any Senior Notes or Second Lien Debt (or any Permitted Refinancing thereof).

1.3 Deleted Definition. The definition of “Specified Representations” shall be and hereby is deleted from Section 1.01 of the Credit Agreement.

1.4 Taxes. Section 2.18 of the Credit Agreement shall be and it hereby is amended by (i) re-leterring clause (i) thereof as a new clause (j) thereof and (ii) inserting the following as the new clause (i) thereof to read in its entirety as follows:

(i) Withholding Taxes Under FATCA. From and after the Fourth Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Credit Agreement as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

1.5 Scheduled and Interim Redeterminations. The first sentence of Section 3.02 of the Credit Agreement shall be and it hereby is amended and restated in its entirety as follows:

Except as set forth in the following sentence and the proviso to this sentence, the Borrowing Base shall be redetermined semi-annually in accordance with this Section 3.02 (a “Scheduled Redetermination”), and, subject to Section 3.04, such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on or about April 1 and October 1 of each year, commencing April 1, 2014; provided that with respect to the Scheduled Redetermination to occur on or about October 1, 2015, such Scheduled Redetermination shall occur on or about August 1, 2015 and with respect to such Scheduled Redetermination, the Borrower shall deliver to the Administrative Agent Engineering Reports, including a Reserve Report with an as of date of June 30, 2015, and all other information required by the Administrative Agent in connection with such Scheduled Redetermination on or before July 7, 2015.

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1.6 Mandatory Borrowing Base Reductions. Section 3.06(b) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(b) Reduction of Borrowing Base Upon Issuance of Senior Notes and Second Lien Debt. Unless otherwise waived in writing by the Required Revolving Lenders, upon the issuance of any Senior Notes or Second Lien Debt by any Credit Party in accordance with Section 7.01(h) (other than any Permitted Refinancing that extends, refinances, renews, replaces, defeases or refunds existing Senior Notes or existing Second Lien Debt), the Borrowing Base then in effect shall automatically be reduced by (i) at any time prior to the Asset Sale Termination Date, the Net Cash Proceeds received by any Credit Party from the issuance of such Senior Notes, and (ii) at all other times, shall automatically be reduced by the lesser of (A) $250 for each $1,000 in stated principal amount of such Senior Notes or Second Lien Debt on the date such Senior Notes or Second Lien Debt are issued or (B) such other amount, if any, determined by the Required Revolving Lenders in their sole discretion prior to the issuance of such Senior Notes or Second Lien Debt, and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement. Upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

1.7 Credit Event. Section 5.02(a) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(a) The representations and warranties of each Credit Party set forth in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

1.8 Indebtedness. Section 7.01(h) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(h) Indebtedness of the Borrower under the Senior Notes and Second Lien Debt (and, in each case, any Permitted Refinancing thereof) in an aggregate outstanding principal amount not to exceed the sum of $1,500,000,000 at any time;

1.9 Liens. Section 7.02 of the Credit Agreement shall be and it hereby is amended by deleting “and” from the end of clause (h) of such Section and replacing “.” with “; and” at the end of clause (i) of such Section and adding the following as clause (j) to such Section:

(j) Liens securing Indebtedness permitted under Section 7.01(h) to the extent such Indebtedness is Second Lien Debt.

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1.10 Restrictive Agreements. Section 7.08 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.08. Restrictive Agreements. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions set forth in the Loan Documents, the Senior Note Documents or the Second Lien Debt Documents (or any documents evidencing or relating to any Permitted Refinancing), (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

1.11 Certain Amendments. Section 7.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.10. Amendments of Organizational Documents; Certain Agreements, Senior Notes and Second Lien Debt. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, prepay, repay, redeem, defease, or purchase in any manner any Senior Notes or any Second Lien Debt (or, in each case, any Permitted Refinancing thereof); provided that so long as no Default has occurred and is continuing or would be caused thereby, the Borrower may prepay, repay, redeem, defease or purchase Senior Notes or Second Lien Debt (i) with the proceeds of any Permitted Refinancing permitted pursuant to Section 7.01(h), and (ii) at any other time, to the extent that the Senior Notes or Second Lien Debt are, by their terms, permitted or required to be retired, redeemed, defeased, repurchased, prepaid or repaid; provided that in the case of this clause (ii), after giving effect to any such prepayment, repayment, redemption, defeasance or purchase, the Revolving Commitments exceed the Aggregate Revolving Credit Exposure by an amount equal to or greater than ten percent (10%) of the Revolving Commitment. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of the Senior Note Documents or any Second Lien Debt Documents, the effect of which is to (a) increase the maximum principal amount of the Senior Notes or the Second Lien Debt or the rate of interest on any of the Senior Notes or the Second Lien Debt (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Note Documents or the Second Lien Debt Documents), (b) change or add any event of default or any covenant

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with respect to the Senior Note Documents or the Second Lien Debt Documents if the effect of such change or addition is to cause any one or more of the Senior Note Documents or the Second Lien Debt Documents to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Note Documents or Second Lien Debt Documents were prior to such change or addition, (c) change the dates upon which payments of principal or interest on the Senior Notes or Second Lien Debt are due or shorten the date of maturity of any Senior Notes or Second Lien Debt, (d) change any redemption or prepayment provisions of the Senior Notes or the Second Lien Debt, (e) alter the subordination provisions, if any, with respect to any of the Senior Note Documents or the subordination provisions with respect to the Liens granted to secure the Second Lien Debt, (f) change any of Sections 4.08(a), 9.06 or 9.07 of the Senior Notes First Supplemental Indenture, (g) grant any Liens in any assets of the Borrower or any of its Subsidiaries, except for Liens granted to secure the Second Lien Debt permitted hereunder and under the Second Lien Debt Documents or (h) permit any Subsidiary to Guarantee the Senior Notes or the Second Lien Debt unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor.

1.12 Financial Covenants. Section 7.11 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.11. Financial Covenants.

(a) Consolidated Current Ratio. The Borrower will not permit the Consolidated Current Ratio as of the end of each fiscal quarter to be less than 1.00 to 1.00.

(b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, to be less than 2.00 to 1.00.

(c) Senior Secured Indebtedness to Consolidated EBITDAX Ratio. The Borrower will not permit the Senior Secured Indebtedness to Consolidated EBITDAX Ratio on the last day of any fiscal quarter to be greater than 2.50 to 1.00.

(d) Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio, determined as of the end of each fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Ratio
The fiscal quarter period ending on December 31, 2016	6.00 to 1.00
The fiscal quarter period from and including March 31, 2017 to and including the fiscal quarter period ending on June 30, 2017	5.75 to 1.00
The fiscal quarter period ending on September 30, 2017	5.25 to 1.00

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Period	Ratio
The fiscal quarter period ending on December 31, 2017	4.75 to 1.00
Each fiscal quarter ending thereafter	4.50 to 1.00

1.13 Notices. Clauses (i) and (ii) of subsection (a) of Section 11.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:

(i) if to the Borrower, to EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, Attention: Richard A. Burnett, Vice President, Chief Financial Officer and Chief Accounting Officer Telecopy No. (972) 699-5180, E-mail: rburnett@excoresources.com, with a copy to EXCO Resources, Inc., 12377 Merit Drive, Suite 1700, Dallas, Texas 75251, Attention: Christopher C. Peracchi, Vice President, Finance & Investor Relations & Treasurer, Telecopy No. (972) 201-0651, E-mail: cperacchi@excoresources.com. For purposes of delivering the documents pursuant to Section 6.01(a), Section 6.01(b) and Section 6.01(d), the website address is www.excoresources.com;

(ii) if to the Administrative Agent or Issuing Bank, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603-2300, Attention: April Yebd, Telecopy No.: (888) 292-9533, E-mail: april.yebd@jpmorgan.com, with a copy to JPMorgan Chase Bank, N.A., 2200 Ross Avenue, 3rd Floor, Dallas, Texas 75201-2787, Attention: Michele L. Jones, Managing Director, Telecopy No. (214) 302-8695, E-mail: michele.jones@jpmorgan.com;

1.14 Confidentiality. The second sentence of Section 11.12 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

For the purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Credit Party and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

1.15 Amendments to Schedules. Schedules 1.01, 2.01, 4.13 and 4.22 to the Credit Agreement shall be and they hereby are amended and restated in their entireties with Schedules 1.01, 2.01, 4.13 and 4.22 attached to this Amendment.

SECTION 2. Redetermined Borrowing Base. This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.04 of the Credit Agreement, and the Administrative Agent, the Lenders, Borrower and the Guarantors hereby acknowledge that effective as of the Fourth Amendment Effective Date, the Borrowing Base is $725,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of (i) the

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Scheduled Redetermination to occur on or about August 1, 2015 pursuant to Section 3.02 and Section 3.03 of the Credit Agreement and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. For the avoidance of doubt, the redetermination of the Borrowing Base contained in this Section 3 constitutes the Scheduled Redetermination, which otherwise would have occurred on or about April 15, 2015 pursuant to Section 3.03 of the Credit Agreement.

SECTION 3. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the redetermined Borrowing Base in Section 2 shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1 Execution and Delivery. Each Credit Party, the Lenders (or at least the required percentage thereof) and Administrative Agent shall have executed and delivered this Amendment.

3.2 Fees. The Administrative Agent shall have received the fees separately agreed upon in that certain Fee Letter dated as of the date hereof, among Borrower, Administrative Agent, and J.P. Morgan, and all other fees and expenses due to the Administrative Agent, the J.P. Morgan and the Lenders required to be paid as of the date hereof shall have been paid.

3.3 No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment.

3.4 Other Documents. Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Administrative Agent.

SECTION 4. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

4.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects).

4.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Liens permitted under Section 7.02 of the Credit Agreement.

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4.3 Enforceability. This Amendment has been duly executed and delivered by each Credit Party and constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

4.4 No Default. As of the date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Miscellaneous.

5.1 Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3 Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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5.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.7 Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.8 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

5.9 Reference to and Effect on the Loan Documents.

(a) This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Existing Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Existing Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[SIGNATURE PAGES FOLLOW]

Fourth Amendment to Amended and Restated Credit Agreement – Page 12

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

EXCO RESOURCES, INC.

By:	/s/ Richard A. Burnett
Name:	Richard A. Burnett
Title:	Vice President and Chief Financial Officer

GUARANTORS:

EXCO HOLDING (PA), INC.
EXCO PRODUCTION COMPANY (PA), LLC
EXCO PRODUCTION COMPANY (WV), LLC
EXCO RESOURCES (XA), LLC
EXCO SERVICES, INC.
EXCO MIDCONTINENT MLP, LLC
EXCO PARTNERS GP, LLC
EXCO PARTNERS OLP GP, LLC
EXCO HOLDING MLP, INC.
EXCO EQUIPMENT LEASING, LLC

By:	/s/ Richard A. Burnett
Name:	Richard A. Burnett
Title:	Vice President and Chief Financial Officer

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC,
its general partner

	By:	/s/ Richard A. Burnett
	Name:	Richard A. Burnett
	Title:	Vice President and Chief Financial Officer

EXCO GP PARTNERS OLD, LP

By:	EXCO Partners GP, LLC,
its general partner

	By:	/s/ Richard A. Burnett
	Name:	Richard A. Burnett
	Title:	Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender
and as Administrative Agent and Issuing Bank

By:	/s/ Michele L. Jones
Name:	Michele L. Jones
Title:	Authorized Officer

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Director

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director, Banking Products Services, US

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director, Banking Products Services, US

CREDIT SUISSE AG, Cayman Islands Branch,
as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

NATIXIS, as a Lender

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Vikram Nath
Name:	Vikram Nath
Title:	Vice President

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Victor Ponce de León
Name:	Victor Ponce de León
Title:	Senior Vice President

CIT FINANCE LLC, as a Lender

By:	/s/ John Feeley
Name:	John Feeley
Title:	Director

ING CAPITAL LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director